Exhibit 10.5

ARES ACQUISITION CORPORATION III

c/o Ares Management LLC

245 Park Avenue, 44th Floor

New York, NY 10167

June 29, 2026

Ares Acquisition Holdings III LP

c/o Ares Management LLC

245 Park Avenue, 44th Floor

New York, NY 10167

Ladies and Gentlemen:

This letter agreement (this “Letter”) by and between Ares Acquisition Corporation III, a Cayman Islands exempted company (the “Company”) and Ares Acquisition Holdings III LP, a Cayman Islands exempted limited partnership, acting through its general partner, Ares Acquisition Holdings III (the “Sponsor”) dated as of the date set forth above, confirms our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement on Form S-1 (Registration No. 333-296746) (as amended, the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of the Company and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date, the “Termination Date”), the Sponsor shall take steps directly or indirectly to make available, or cause to be made available, to the Company certain office space, utilities, secretarial support and administrative services as may be reasonably requested by the Company from time to time, situated at 245 Park Avenue, 44th Floor, New York, NY 10167 (or any successor location). In exchange, the Company shall pay the Sponsor, or an affiliate of the Sponsor, as determined by the Sponsor, a sum of $16,667 per month beginning on the Effective Date and continuing monthly until the Termination Date.

The Sponsor agrees that it does not have any right, title, interest or claim of any kind or nature as a result of, or arising out of, this Letter (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account to be established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”). The Sponsor irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Letter, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and will not seek recourse against the Trust Account for any reason whatsoever.

This Letter constitutes the entire agreement and understanding of the parties to this Letter in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties to this Letter, written or oral, to the extent they relate in any way to the subject matter of this Letter or the transactions contemplated.

This Letter may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties to this Letter.

Neither party may assign this Letter or any of their respective rights, interests, or obligations under this Letter without the prior written consent of the other party. Notwithstanding the foregoing, the Sponsor may assign this Letter or any of its rights, interests or obligations under this Letter to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Letter and any dispute, claim, suit, action or proceeding of whatever nature arising out of or in any way related to it or its formation (including any non-contractual disputes or claims) are governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

Each party irrevocably agrees that the courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine any claim, suit, action or proceeding, and to settle any disputes, which may arise out of or are in any way related to or in connection with this Letter or the legal relationship established by it, and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

A person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act (As Revised), as amended, modified, re-enacted or replaced, to enforce any term of this Letter.

This Letter may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Letter.

[Signature Page Follows]

Very truly yours,

ARES ACQUISITION CORPORATION III

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Secretary

Agreed and Acknowledged:

ARES ACQUISITION HOLDINGS III LP

Acting by its General Partner

Ares Acquisition Holdings III

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Secretary

[Signature Page to Administrative Service Agreement]